UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

LESLIE’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road

Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 366-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LESL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 25, 2021, Matthew Lischick resigned as a director of Leslie’s, Inc. (the “Company”).  Matthew Lischick advised the Company that his resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Effective upon Matthew Lischick’s resignation as a director, the size of the Company’s Board of Directors will be reduced from ten to nine directors.

Additionally, effective October 25, 2021, the Company’s Board of Directors designated James Ray, Jr. as the lead independent director.

Item 8.01 Other Events.

Stockholder Matters

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), and the Amended and Restated Bylaws (the “Bylaws”) of the Company, the deadlines for the receipt of any stockholder proposals and director nominations to be considered at the 2022 Annual Meeting are set forth below.

Any stockholder proposal submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must be received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on December 1, 2021 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Such proposals also need to comply with the Securities and Exchange Commission stockholder proposal rules.

In addition, any stockholder seeking to nominate a director or to bring other business before the 2022 Annual Meeting outside of Rule 14a-8 under the advance notice provisions included in the Company’s Bylaws must provide timely notice, as set forth in the Bylaws. Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at the Company’s principal executive offices no earlier than the close of business on November 23, 2021 and no later than the close of business on December 23, 2021. Any notice of proposed business or nomination also must comply with the notice and other requirements set forth in the Company’s Bylaws and with any applicable law.

For purposes of the above, the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company.

Registration Rights and Lock-Up Agreement

On October 25, 2021, the Company entered into the Third Amendment to its Registration Rights and Lock-Up Agreement (the “Amendment”), with Bubbles Investor Aggregator, L.P., which amended the Registration Rights and Lock-Up Agreement, dated as of November 2, 2020, by and among the Company, the Sponsor Investors (as defined below), and each of the persons listed on the signature pages thereto under the caption “Other Investors” or who became party to and bound by the Registration Rights and Lock-Up Agreement as an “Other Investor” on the terms and subject to the conditions of the Registration Rights and Lock-Up Agreement (as previously amended, the “Registration Rights Agreement”).  The Amendment provides for the termination of the Registration Rights Agreement for all stockholders to the Registration Rights Agreement (the “Released Holders”) with the exception of Bubbles Investor Aggregator, L.P. and Explorer Investment Pte Ltd.  As a result of such termination, the Released Holders will no longer have the right to participate in future offerings under the Registration Rights Agreement and have been released from all restrictions under the Registration Rights Agreement, including any and all lock-up agreements.  Under the Registration Rights Agreement, the Released Holders were previously subject to a lock-up agreement terminating 720 days following the date of the final prospectus in the Company’s initial public offering, or October 18, 2022, which will no longer apply.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Amendment to Registration Rights and Lock-up Agreement between Leslie’s, Inc. and Bubbles Investor Aggregator, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Steven M. Weddell
Name:	Steven M. Weddell
Title:	Executive Vice President and Chief Financial Officer

Date: October 26, 2021

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